Exhibit 99.2

Sonus Networks, Inc.

($000’s)	Q217	Q117	FY16	Q416	Q316	Q216	Q116	FY15	Q415	Q315	Q215	Q115
Revenue
Product	28,790	25,395	146,381	37,662	38,601	35,349	34,769	141,913	47,776	42,230	27,042	24,865
Services	26,943	27,973	106,210	29,910	26,410	25,508	24,382	107,121	28,550	25,632	27,659	25,280
Total Revenue	55,733	53,368	252,591	67,572	65,011	60,857	59,151	249,034	76,326	67,862	54,701	50,145

% of Total Revenue	Q217	Q117	FY16	Q416	Q316	Q216	Q116	FY15	Q415	Q315	Q215	Q115
Revenue
Product	52%	48%	58%	56%	59%	58%	59%	57%	63%	62%	49%	50%
Services	48%	52%	42%	44%	41%	42%	41%	43%	37%	38%	51%	50%

Revenue by Geography
Domestic	69%	67%	69%	68%	70%	70%	68%	71%	70%	77%	71%	62%
International	31%	33%	31%	32%	30%	30%	32%	29%	30%	23%	29%	38%

% of Total Revenue	Q217	Q117	FY16	Q416	Q316	Q216	Q116	FY15	Q415	Q315	Q215	Q115
Revenue by Channel
Direct	71%	66%	76%	75%	68%	75%	79%	76%	75%	78%	74%	76%
Indirect	29%	34%	24%	25%	32%	25%	21%	24%	25%	22%	26%	24%

Operating Statistics	Q217	Q117	FY16	Q416	Q316	Q216	Q116	FY15	Q415	Q315	Q215	Q115
10% Customers
Number of 10% customers	2	1	1	1	1	2	2	1	0	3	1	2
Name of 10% customers	Verizon	Verizon	AT&T	CenturyLink	AT&T	AT&T	Level 3	AT&T	<None>	AT&T	AT&T	Verizon
	AT&T					Verizon	AT&T			Inteliquent		Softbank
										CenturyLink
5K/7K
5K/7K Product Revenue	11,233	12,875	54,409	12,506	14,194	13,588	14,121	49,700	17,554	13,524	9,457	9,165
5K/7K as % of Product Revenue	39%	51%	37%	33%	37%	38%	41%	35%	37%	32%	35%	37%

Top 5 Customers as % of Revenue	41%	44%	37%	39%	41%	46%	46%	37%	33%	50%	40%	43%

Enterprise as % of Product Revenue	25%	28%	19%	18%	21%	20%	18%	19%	19%	20%	22%	15%

Number of Total Customers**	805	822	*	773	698	691	640	*	698	664	624	695

Number of New Customers**	169	160	583	156	145	151	131	623	155	150	150	168

* Not historically provided.

**Customer count reflects end customer and excludes customers with maintenance only revenue of less than $5k on a quarterly basis.